                                                                     EXHIBIT 1.1

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                            (A DELAWARE CORPORATION)

                                5,000,000 SHARES
                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                              ---------------------

                             UNDERWRITING AGREEMENT

                                                                January __, 1997

JEFFERIES & COMPANY, INC.
A.G. EDWARDS & SONS, INC.
     As Representatives of
     the Several Underwriters

c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
Los Angeles, California 90025

Dear Sirs:

         Championship Auto Racing Teams, Inc., a Delaware corporation (the "Company"), and certain selling Stockholders named in Schedule II hereto (the "Selling Stockholders") hereby confirm their agreement with you, as representatives (the "Representatives") of the underwriters named in Schedule I hereto (the "Underwriters"), with respect to the issuance and sale by the Company of an aggregate of 4,333,000 shares (the "Primary Shares") and the sale by the Selling Stockholders of [667,000] shares (the "Stockholder Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), and the purchase of the Primary Shares and the Stockholder Shares by the Underwriters, acting severally and not jointly. The Company also has agreed to sell up to 750,000 shares (the "Option Shares") of Common Stock to cover over-allotments, if any. The Primary Shares, the Stockholder Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

         The Company and the Underwriters agree that up to _______ shares of the Primary Shares to be purchased by the Underwriters (the "Reserved Shares") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

         You have advised us that you desire to purchase the Shares and that you propose to make a public offering of the Shares as soon as you deem advisable after the Registration Statement referred to below becomes effective upon the terms set forth in the Prospectus referred to below.

         The terms that follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(a)(i) below and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information (as defined below). "Registration Statement" shall mean the registration statement referred to in Section 1(a)(i) below, as amended at the Representation Date (as defined below) (or, if not effective at the Representation Date, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 2 hereof), shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A (as defined below). If the Company files an additional registration statement to register additional shares of Common Stock pursuant to Rule 462(b) (defined below) (the "Additional Registration Statement"), all references in this Underwriting Agreement to "Registration Statement" shall mean the Additional Registration Statement, as amended at the Effective Date, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the Additional Registration Statement as of its effective time pursuant to Rule 430A(b). The prospectus constituting a part of the Registration Statement (including the Rule 430A Information), as from time to time amended or supplemented, is hereinafter referred to as the "Prospectus", except that if any revised prospectus shall be provided to the Underwriters by the Company that differs from the prospectus on file at the Securities and Exchange Commission (the "Commission") at the Effective Date (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424 of the Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use. "Rule 158", "Rule 415", "Rule 424", "Rule 430A", "Rule 462" and "Regulation S-K" refer to such rules or regulation under the Securities Act of 1933, as amended (the "Act"; and the rules and regulations under the Act, the "Act Regulations"). "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Exchange Act" refers to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

SECTION 1. Representations and Warranties.

         (a) The Company represents and warrants to the Underwriters as of the date hereof (such date being referred to as the "Representation Date") and as of the Closing Date, as follows:


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
                                       -2-
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                  (i) the Company meets the requirements for use of Form S-1 under the Act and has filed with the Commission a registration statement on such Form (Registration No. 333-_______), including a related preliminary prospectus, and one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to the Underwriters, for the registration under the Act of the offering and sale of the Shares. Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form. No other document with respect to such registration statement has heretofore been filed with the Commission and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company will file with the Commission (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus), (B) after effectiveness of such registration statement, if applicable, an Additional Registration Statement pursuant to Rule 462(b) or (C) after effectiveness of such registration statement or such Additional Registration Statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4) or Rule 434 of the Act Regulations. The Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information in the case of clause
         (C)) required by the Act and the Act Regulations to be included in the Prospectus with respect to the Shares and the offering thereof. As filed, such amendment and form of final Prospectus, or such final Prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Shares and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date hereof;

                  (ii) no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Selling Stockholders or the Underwriters through Jefferies & Company, Inc. expressly for use therein;

                  (iii) on the Effective Date, the Representation Date and the Closing Date, the Registration Statement did and will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) the Prospectus will, comply in all material respects with the applicable requirements of the Act and the Act Regulations and the Exchange Act; on the Effective Date, the Representation Date and the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Representation Date and the Closing Date, and


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
         on the date of any filing pursuant to Rule 424(b), the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Selling Stockholders or the Underwriters through Jefferies & Company, Inc. expressly for use therein. The Company agrees that the only information provided in writing by or on behalf of the Underwriters to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in [the table and the second, fifth, sixth and eighth paragraphs following the table] in the section of the Prospectus entitled "Underwriting" and the last paragraph on the cover page of the Prospectus;

                  (iv) the Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" shall mean an adverse effect on the financial condition, business, prospects, properties, net worth or results of operations of the Company or its Subsidiaries (as hereinafter defined) that would be, singly or in the aggregate, material to the Company and the Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect");

                  (v) the only significant subsidiaries (as defined in the Act Regulations) of the Company are the subsidiaries listed on Schedule III hereto (the "Subsidiaries"). Each of the Subsidiaries is a corporation, or in the case of CART Licensed Products, L.P. ("CLP"), a partnership, duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization with full corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect;

                  (vi) each of the Company and the Subsidiaries has all necessary authorizations, approvals, orders, licenses, rights-of-way, operating rights, easements, certificates and permits of and from, and has made all declarations and filings with, all regulatory or governmental officials and bodies, all self-regulatory organizations and all courts and other tribunals ("Permits"), to own or lease its respective properties and to conduct its respective businesses described in the Prospectus and the Registration Statement, except where failure to have obtained or made the same would not have a Material Adverse


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT

         Effect, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits; each of the Company and the Subsidiaries has fulfilled and performed all its current material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit; and each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, orders and consents, the violation of which would have a Material Adverse Effect. The property and business of each of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Prospectus and the Registration Statement;

                  (vii) the Company has the authorized capitalization set forth in the Prospectus under the heading "Description of Capital Stock,"; all of the Company's outstanding capital stock has been duly authorized, validly issued and is fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; and the capitalization of the Company conforms to the descriptions thereof and the statements made with respect thereto in the Registration Statement and the Prospectus as of the date set forth therein. There are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company, nor any agreements or commitments to issue any of the same, except as described in the Registration Statement and the Prospectus, and there are no restrictions upon the voting or transfer of, any capital stock of the Company pursuant to the Company's Certificate of Incorporation or Bylaws, or any agreement or other instrument to which the Company is a party, except as described in the Registration Statement and the Prospectus;

                  (viii) all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights. Except as otherwise set forth in the Registration Statement and the Prospectus, there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of any of the Subsidiaries, nor any agreements or commitments to issue any of the same, and except as otherwise set forth in the Registration Statement and the Prospectus, all outstanding shares of capital stock and partnership interests of the Subsidiaries are owned by the Company, directly or indirectly through another Subsidiaries, free and clear of any security interests, liens, encumbrances, equities or other claims;

                  (ix) each of the Company and the Subsidiaries has good and indefeasible title to all real property and good and marketable title to all personal property owned by it, including those properties described in the Registration Statement and Prospectus, in each case free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Registration Statement and Prospectus. Each of the Company and the Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Registration Statement and the Prospectus as leased by it with such exceptions as are described in the Registration Statement and the Prospectus;


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
                                      -5-
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                  (x) the Company has all requisite power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and to issue and deliver the Shares to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company;

                  (xi) the Shares to be issued and sold by the Company have been duly and validly authorized for issuance by the Company, and the Company has full corporate power and authority to issue, sell and deliver the Shares; and, when such Shares are issued and delivered against payment therefor as provided by this Agreement, the Shares will have been validly issued, fully paid and nonassessable, will conform to the description of the Shares contained in the Prospectus under the heading "Description of Capital Stock," and the issuance of such Shares will not be subject to any preemptive or similar rights;

                  (xii) Deloitte & Touche LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent accountants with respect to the Company and the Subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;

                  (xiii) the consolidated financial statements and related notes and schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the financial position of the Company and the Subsidiaries, on the basis stated in the Registration Statement, as of the respective dates thereof and the consolidated statement of income and consolidated balance sheet of the Company and the Subsidiaries, for the respective periods covered thereby; and such financial statements and the related schedules and notes have been prepared in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus. The selected consolidated financial data included in the Registration Statement, the Preliminary Prospectus and the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included therein. The pro forma consolidated financial information in the Registration Statement, the Preliminary Prospectus and the Prospectus complies in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X promulgated by the Commission and presents fairly the information shown therein; the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company and the Subsidiaries are required by the Exchange Act, the Act or the Act Regulations to be included in the Registration Statement, the Preliminary Prospectus or the Prospectus;

                  (xiv) neither the Company, any of the Subsidiaries nor CLP is in violation of its charter or bylaws or other organizational documents. Neither the Company, any of the Subsidiaries nor CLP is, nor with the passage of time or the giving of notice or both would be, in violation of any law, ordinance, administrative or governmental rule or regulation


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
         applicable to the Company, any of the Subsidiaries or CLP, or of any judgment, order or decree of any court or governmental agency or body or of any arbitrator having jurisdiction over the Company, any of the Subsidiaries or CLP, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any mortgage, loan agreement, note, bond, debenture, credit agreement or any other evidence of indebtedness or in any agreement, contract, indenture, lease or other instrument to which the Company, any of the Subsidiaries or CLP is a party or by which any of them may be bound, or to which any of the property or assets of the Company, any of the Subsidiaries or CLP is subject;

                  (xv) there is no agreement, contract, indenture, lease or other document or instrument that is required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required;

                  (xvi) except for the Selling Stockholders, no person has any right to the registration of any security of the Company by reason of the filing of the Registration Statement with the Commission or the consummation of the transactions contemplated hereby, which right has not been waived or lapsed;

                  (xvii) other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any court or governmental agency or body or any stock exchange authorities ("Governmental Agency") or threatened by others;

                  (xviii) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (xix) except as disclosed in the Registration Statement and the Prospectus, the Company and each of the Subsidiaries owns or possesses, has applied for or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Patent and Proprietary Rights") presently employed by it in connection with the business now operated by it, except where the failure to apply for or acquire any such Patent and Proprietary Rights would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Patent and Proprietary Rights, or of any facts which would render any Patent and Proprietary Rights invalid or inadequate to protect the interests of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
         finding) or invalidity or inadequacy, singly or in the aggregate, could have a Material Adverse Effect;

                  (xx) as of the date of the Prospectus, neither the Company nor any of the Subsidiaries currently is planning any probable acquisitions for which disclosure of pro forma financial information would be required by the Act;

                  (xxi) except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), since the respective dates as of which information is given therein (or any amendment or supplement thereto), (A) neither the Company nor any of the Subsidiaries (1) has issued any securities other than in connection with the exercise of any outstanding options, (2) incurred any material liability or obligations, direct or contingent, for borrowed money, (3) entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole,
         (4) entered into any transaction with an affiliate of the Company (as the term "affiliate" is defined in Rule 405 of the Act Regulations) that would otherwise be required to be disclosed in the Prospectus or the Registration Statement, or (5) declared or paid any dividend on its capital stock, or made any other distribution to its equity holders and
         (B) there has not been any change in the capital stock or any increase in long-term debt of the Company and the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, prospects, current or future consolidated financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any organized labor dispute or court or governmental action, order or decree, except as otherwise set forth or contemplated in the Registration Statement and the Prospectus;

                  (xxii) each of the Company and the Subsidiaries, directly or indirectly, maintains insurance covering its properties, operations, personnel and businesses, and in the Company's reasonable judgment, such insurance provides coverage against such losses and risks as is adequate in accordance with customary industry practice to protect the Company and its businesses. Neither the Company nor any of the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force;

                  (xxiii) the Company has not distributed and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Shares, will not distribute without your prior consent any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act;


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT

                  (xxiv) prior to the Closing Date, the Shares will be duly authorized for listing on the [New York Stock Exchange] upon official notice of issuance;

                  (xxv) neither the Company nor any Subsidiaries is involved in any labor dispute or, to the knowledge of the Company, is any dispute threatened;

                  (xxvi) neither the Company nor any Subsidiaries nor, to the best of its knowledge, any employee or agent of the Company or any Subsidiaries, has made any payment of funds of the Company or any Subsidiaries or received or retained any funds of a character required to be disclosed in the Prospectus;

                  (xxvii) each of the Company and the Subsidiaries has filed (or have obtained extensions thereto) all federal, state and local or foreign tax returns that are required to be filed, which returns are complete and correct in all material respects, and have paid all taxes shown on such returns and all assessments with respect thereto to the extent that the same have become due, except those taxes that are being contested or protested in good faith by the Company or its Subsidiaries;

                  (xxviii) except for the shares of capital stock of the Subsidiaries, neither the Company nor any of the Subsidiaries owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity other than as reflected in the consolidated financial statements included in the Registration Statement and the Prospectus;

                  (xxix) neither the execution or delivery of this Agreement, the offer, issuance, sale or delivery of the Shares nor the consummation by the Company of the terms of this Agreement (A) requires the consent, approval, authorization or order of any court or governmental agency or body except such as have been obtained under the Act or as may be required under state securities or "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the NASD,
         (B) will conflict with, result in a breach of, or constitute a default under the terms of any indenture, agreement, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, (C) will conflict with or violate any law, order, statute, regulation, consent or memorandum of understanding applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries, or (D) will conflict with or violate the charter or bylaws or other organizational documents of the Company or any of the Subsidiaries;

                  (xxx) the Company has not taken, directly or indirectly, any action designed to cause or result in or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares;

                  (xxxi) the statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Management," and "Certain Relationships and Related Transactions," insofar as they purport to describe the provisions of the laws, agreements, contracts, indentures, leases or other documents or instruments referred to therein, are accurate and fair summaries of the material and relevant provisions thereof;

                  (xxxii) each of the persons identified by the Company to the Underwriters to receive Reserved Shares is a citizen of the United States and currently is a resident of one of the United States;

                  (xxxiii) each of the Company and the Subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect;

                  (xxxiv) there are no costs or liabilities, to the Company's knowledge after due inquiry, associated with the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries that would have a Material Adverse Effect; and

         (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, the Underwriters as of the Representation Date and as of the Closing Date, as follows:

                  (i) the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or bylaws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
         if such Selling Stockholder is a partnership; or any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

                  (ii) the Selling Stockholders now have, and on the Closing Date will have, valid title to the Shares to be sold by the Selling Stockholders pursuant to this Agreement, free and clear of any security interests, liens, encumbrances, equities or other claims, including, without limitation, any restrictions or transfer (except for restrictions imposed by applicable federal or state securities laws) other than as specified on the certificate(s) representing such Shares, and, upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire valid title to such Shares free and clear of any adverse claims, assuming that the Underwriters have acquired such Shares for value, in good faith and without notice of any adverse claim;

                  (iii) this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholders;

                  (iv) the Selling Stockholders have not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described herein and in the Prospectus;

                  (v) each Preliminary Prospectus that has been distributed by the Underwriters or the Company to prospective investors and the Prospectus, insofar as they include or reflect information with respect to such Selling Stockholder, has conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), nor any amendment or supplement thereto, insofar as they include or reflect information with respect to such Selling Stockholder, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (vi) such Selling Stockholder is not aware that any of the representations or warranties the Company set forth in Section 2(a) above is untrue or inaccurate in any material respect;

                  (vii) all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Stockholder Shares proposed to be sold by such Selling Stockholder to the several Underwriters pursuant to this Agreement will be fully paid or provided for by such Selling Stockholder;


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT

                  (viii) no consent, approval, authorization or order of, or any filing with, any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions on its part contemplated in this Agreement, the Power of Attorney or the Custody Agreement, except as may be required under the Act or state securities or "blue sky" laws or similar laws in applicable foreign jurisdictions;

                  (ix) other than as permitted by the Act and the rules and regulations of the Commission thereunder, such Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Stockholder Shares proposed to be sold by the Selling Stockholder;

                  (x) during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to employee stock option or benefit plans existing on the date of this Agreement), without the prior written consent of the Underwriters;

                  (xi) in order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

                  (xii) certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to Randy K. Dzierzawski, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing Randy K. Dzierzawski as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

                  (xiii) the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
         appointment by such Selling Stockholder of the Attorney-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorney-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or either of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         Any certificate signed by any officer of the Company or the Selling Stockholders delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company or the Selling Stockholders, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

         (a) Subject to the terms and conditions set forth herein, and subject to adjustments as you may determine to avoid fractional shares:

                  (i) the Company agrees to sell to each Underwriter, severally and not jointly, and, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of per share (the "Initial Price"), the aggregate number of Primary Shares that bears that same proportion to the aggregate number of Primary Shares to be issued and sold by the Company as the number of Primary Shares set forth opposite the name of such Underwriter in Schedule I (or such number of Primary Shares increased as provided in Section 9 hereof) bears to the aggregate number of Primary Shares to be sold by the Company and the Selling Stockholders. The Company will have no obligation to sell to the Underwriters any of such Primary Shares that are being issued and sold by the Company hereunder unless the Underwriters purchase all of the Primary Shares hereunder; and

                  (ii) the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, severally and not jointly, and, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders at the Initial Price, the aggregate


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
         number of Stockholder Shares that bears the same proportion to the aggregate number of Stockholder Shares to be sold by the Selling Stockholder as the number of Stockholder Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Stockholder Shares increased as provided in Section 9 hereof) bears to the aggregate number of Stockholder Shares to be sold by the Company and the Selling Stockholders, and the Selling Stockholders will have no obligation to sell to the Underwriters any of the Stockholders Shares to be sold by the Selling Stockholders hereunder unless the Underwriters purchase all of such Stockholder Shares hereunder.

         (b) The Company grants to the Underwriters an option to purchase all or any part of the Option Shares at the Initial Price. Option Shares shall be purchased from the Company, severally and not jointly, for the accounts of the Underwriters in proportion to the number of Primary Shares set forth in Schedule I hereto opposite the name of such Underwriter. Such option may be exercised only to cover over-allotments in the sale of the Primary Shares and the Stockholder Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Primary Shares Closing Date (as hereinafter defined), and only once thereafter within 30 days after the date of the Prospectus, in each case upon written or telegraphic notice, or oral or telephonic notice confirmed by written or facsimile notice, by the Underwriters to the Company no later than 12:00 noon, New York City time, on the business day before the Primary Shares Closing Date or at least two business days before the Option Shares Closing Date (as hereinafter defined), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Primary Shares Closing Date) of such purchase.

         (c) Payment of the purchase prices for, and delivery of, the Primary Shares and the Stockholders Shares to be purchased by the Underwriters shall be made at the offices of Jefferies & Company, Inc., 39 Broadway, New York, New York 10006, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M., New York City time, on the third or fourth business day following the date of the Registration Statement becomes effective (or, if the Company elected to rely upon Rule 430A, the fourth business day after the date of execution of this Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company ( such time and date of payment and delivery being herein called the "Primary Shares Closing Date"). Payment shall be made to the Company and the Selling Stockholders, as the case may be, by wire transfer in same day funds payable to the order of the Company or the Selling Stockholders, as applicable, against delivery to the Underwriters of the Primary Shares or Stockholder Shares.

         (d) Payment of the purchase price for, and delivery of, the Option Shares to be purchased by the Underwriters shall be made at the office as set forth above or at such other place as shall be agreed upon by the Underwriters and the Company at the time and on the date (which may be the same as, but in no event shall be earlier than, the Primary Shares Closing Date) specified in the notice referred to in Section 2(b) (such time and date of delivery and payment being herein called the "Option Shares Closing Date"). The Primary Shares Closing Date and the Option Shares Closing Date are called, individually, the "Closing Date" and together, the "Closing Dates." Payment shall be made to the Company by wire transfer in same day funds payable to the order of the Company against delivery to the Underwriters of the Option Shares.


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT

         (e) Certificates representing the Shares shall be issued in such denominations and registered in such names as the Underwriters may request in writing at least two business days before the Primary Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 2(b). The certificates representing the Shares will be made available for examination and packaging by the Underwriters not later than 1:00 P.M., New York City time, on the last business day prior to the Primary Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares) at such place as is designated by the Underwriters.

SECTION 3. Covenants of the Company. The Company covenants with each of the Underwriters as follows:

         (a) the Company will use its best efforts to cause the Registration Statement, if not effective at the Representation Date, and any amendment thereof, to become effective, as promptly as possible after the filing thereof. The Company will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus to which the Underwriters shall reasonably object in writing after a reasonable opportunity to review such amendment or supplement. Subject to the foregoing sentences in this clause (a), if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus or supplement to the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, or such supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Registration Statement, if not effective at the Representation Date, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to any Prospectus or for any additional information, (v) of the receipt by the Company of any notification of, or if the Company otherwise has knowledge of, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the lifting thereof;

         (b) if, at any time when a prospectus relating to the Shares is required to be delivered under the Act or the Act Regulations, any event occurs as a result of which the Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the Act Regulations, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 3, an amendment or supplement that will correct such statement or omission or effect such compliance;


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT

         (c) the Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriter or dealer. The Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealing in the Shares in accordance with the provisions hereof and the Prospectus;

         (d) as soon as practicable, but in any event not later than eighteen months after the Effective Date, the Company will make generally available to its security holders and to the Underwriters a consolidated earnings statement or statements of the Company and the Subsidiaries covering a twelve-month period beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act Regulations;

         (e) the Company will furnish to the Representatives, without charge, four signed copies of the Registration Statement (including exhibits thereto and all documents incorporated by referenced therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, or the Act Regulations, as many copies of the Prospectus and all amendments and supplements thereto as the Underwriters may reasonably request;

         (f) during the period of five years hereafter, the Company will furnish to you, as soon as practicable after the end of each fiscal year, a copy of its annual report to Stockholders for such year; and the Company will furnish to you
(i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to the Stockholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request, provided that prior to the Company's furnishing any such other information that is non-public, you shall enter into an agreement, in such form as the Company shall reasonably request, with respect to the confidentiality of such information;

         (g) the Company will not, and will cause each of its executive officers and directors to enter into agreements with the Underwriters in the form set forth in Annex A hereto to the effect that they will not, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to employee stock incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, or in connection with the acquisition of any business or property so long as the recipient of any Common Stock shall agree not to resell such Common Stock during the 180 day period), without the prior written consent of Jefferies & Company, Inc.;


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT

         (h) the Company will comply with all the provisions of any undertakings contained in the Registration Statement;

         (i) the Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in accordance with the description set forth in the "Use of Proceeds" section of the Prospectus;

         (j) the Company will cooperate with the Underwriters and their counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or general service of process in any jurisdiction where it is not now so subject;

         (k) the Company will not take, and will cause each of the Subsidiaries to not take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the Shares;

         (l) the Company will cause the Shares to be duly listed on the [New York Stock Exchange];

         (m) the Company hereby agrees that it will ensure that the Reserved Shares will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release; and

         (n) the Company will comply with the reporting requirements of Rule 463 of the Act Regulations.

SECTION 4. Covenants of the Selling Stockholders. The Selling Stockholders covenant with each of the Underwriters as follows:

         (a) the Selling Stockholders shall cooperate to the extent reasonably necessary to cause the Registration Statement, if not effective at the Representation Date, and any amendment thereof, to become effective, as promptly as possible after the filing thereof;


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT

         (b) without prejudice to any rights the Selling Stockholders may have against the Company, the Selling Stockholders shall pay all federal and other taxes, if any, on the transfer or sale of the Shares being sold by the Selling Stockholders to the Underwriters;

         (c) the Selling Stockholders shall do or perform all things required to be done or performed by the Selling Stockholders prior to the Primary Shares Closing Date to satisfy all conditions precedent to delivery of and the payment for the Shares to be sold by the Selling Stockholders pursuant to this Agreement;

         (d) the Selling Stockholders will not at any time, directly or indirectly, take any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the Shares; and

         (e) the Selling Stockholders will advise the Representatives promptly, and if requested by the Representatives will confirm such advice in writing, of any change in the information relating to the Selling Stockholders contained in the Registration Statement under the caption "Selling Stockholders."

SECTION 5. Payment of Expenses. The Company will pay, or reimburse if paid by the Underwriters, all actual and reasonable costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including (i) the fees, disbursements and expenses of counsel and accountants for the Company and the Selling Stockholders and all other expense in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the mailing and delivery of copies thereof to the Underwriters and dealers, (ii) the cost of reproducing the Agreement Among Underwriters, this Agreement, the Selling Agreement, any Dealer Agreements, the Underwriters' Questionnaire and the Blue Sky Memorandum (in both preliminary and final form); (iii) all expenses in connection with qualification of the Shares for offering and sale under state securities laws as provided in
Section 3(i) hereof, including filing and registration fees and the fees, disbursements and expenses of counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys; (iv) the filing fees incident to securing any required review by the NASD; (v) the cost of preparing stock certificates; (vi) all fees of the Company's transfer agent and registrar;
(vii) any fees for including the Shares on the [New York Stock Exchange]; [(vii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Shares which are designated by the Company for sales to employees and others;] and (viii) all other costs and expenses incident to the performances of its obligations hereunder that are not otherwise specifically provided for in this Section.

         [If this Agreement is terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. The Company shall not in any event be liable to any of the Underwriters for


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
consequential damages including loss of anticipated profits from the transactions covered by this Agreement.]

SECTION 6. Conditions of the Underwriters' Obligation. The obligation of the Underwriters to purchase the Shares hereunder is subject to the continued accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provision hereof, to the performance by the Company and the Selling Stockholders of its obligations hereunder and to the following further conditions:

         (a) the Registration Statement shall have come effective, and you shall have received notice thereof, not later than 3:00 p.m., Washington D.C. time, on the date hereof, or such later time and date as shall be approved by the Representatives and the Company and shall remain effective at the Closing Date. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect or proceedings therefor initiated or threatened by the Commission or the authorities of any such jurisdiction. If the Company has elected to rely upon Rule 430A, the price of the Shares and any price-related or other information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirement of Rule 430A;

         (b) subsequent to the execution and delivery of this Agreement, there shall not have occurred: (i) any change, or any development involving a prospective change, in or affecting particularly the business, prospects, properties, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, which, in the reasonable judgment of the Underwriters, materially impairs the investment quality of the Shares and constitutes a Material Adverse Effect; (ii) any material loss or interference with the business or properties of the Company or the Subsidiaries from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, that is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Underwriters any such development makes it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares;

         (c) on or after the date hereof there shall not have occurred any of the following: (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or The Nasdaq National Market, or any setting or minimum prices for trading on such exchange or system, or any suspension of trading of any securities of the Company on any exchange or system or in the over-the-counter market; (ii) any banking moratorium declared by federal or New York authorities; or (iii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares;

         (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect;

         (e) the Shares to be sold by the Company and the Selling Stockholder at such Time of Delivery shall have been duly approved for inclusion on the [New York Stock Exchange], subject to official notice of issuance;

         (f) each of the representations and warranties of the Selling Stockholders contained herein shall be true and correct at the Closing Date, as if made at the Closing Date, and all covenants and agreements contained herein to be performed on the part of the Selling Stockholders, and all conditions contained herein to be fulfilled or complied with by the Selling Stockholders at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with, and the Representatives shall have received a certificate to such effect and as to such other matters as the Underwriters may reasonably request, dated the Closing Date and signed by or on behalf of the Selling Stockholders;

         (g) the Underwriters shall have received an opinion from Kegler, Brown, Hill & Ritter Co., L.P.A., counsel for the Company and the Selling Stockholders, satisfactory in form and substance to counsel for the Underwriters, dated as of each Closing Date, to the effect set forth in Annex B;

         (h) the Underwriters shall have received a favorable opinion, dated as of each Closing Date, of Vinson & Elkins L.L.P., counsel for the Underwriters, with respect to such matters as may be reasonably requested by the Underwriters, and you shall have provided such counsel with such papers and information as they may reasonably request to enable them to provide such opinion;

         (i) the conditions contained in subsections (a), (b), (d) and (e) of this Section 6 shall have been satisfied on and as of each Closing Date and the Company shall have furnished to the Underwriters a certificate of the Company, signed by the President and the principal financial or accounting officer of the Company, dated such Closing Date (A) to the effect that (i) the signers or such certificate have carefully examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus, and this Agreement, (ii) that the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and (iii) the Company has complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied at or


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
prior to the Closing Date and (B) as to the matters set forth in subsections
(a), (b), (d) and (e) of this Section and such other matters as the Underwriter may reasonably request;

         (j) at the Representation Date and at each Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters and the Company and the Selling Stockholders a letter or letters, dated respectively as of the date of this Agreement and each Closing Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Annex C hereto;

         (k) at the Representation Date, the Company shall have furnished to the Underwriters a letter substantially in the form of Annex A hereto from each executive officer and director of the Company and the Selling Stockholders, addressed to the Underwriters, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 180 days following the date of the Prospectus without the prior written consent of Jefferies & Company, Inc.; and

         (l) at the Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

If any condition specified in this Section 6 shall have not been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company and such termination shall be without liability of any party to any other party except as provided in
Section 5.

SECTION 7. Indemnification and Contribution.

         (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and its respective officers, Stockholders, employees, directors and agents and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss expense, damage, liability or claim (including the reasonable cost of investigating such claim) that, jointly or severally, any such Underwriter or any such officer, Stockholder, employee, director, agent or controlling person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, damage, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or any omission or alleged omission to state a material fact required to be stated in such Registration Statement or necessary to make the statements made therein not misleading or any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
include any Preliminary Prospectus, the Prospectus, the Prospectus as amended or supplemented and any document filed under the Exchange Act and incorporated by reference into the Prospectus) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company will not be liable in any such case to the extent any such loss, expense, damage, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information provided in writing to the Company by or on behalf of the Selling Stockholders or any Underwriter, expressly for use in the Registration Statement or the Prospectus. The Company agrees that the only such information provided in writing by or on behalf of any Underwriter to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in the table and the second, fifth, sixth and eighth paragraphs following the table in the section of the Prospectus entitled "Underwriting" and the last paragraph on the cover page of the Prospectus. The foregoing indemnity agreement shall be in addition to any liability that the Company may otherwise have.

         (b) The Selling Stockholders agree to indemnify, defend and hold harmless each Underwriter and its respective officers, stockholders, employees and directors and any person who controls any Underwriter within the meaning of
Section 15 of the Act from and against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) that, jointly or severally, any such Underwriter or any such officer, stockholder, employee, director or controlling person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact supplied by the Selling Stockholders for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or any omission or alleged omission to state a material fact required to be stated in such Registration Statement or necessary to make the statements made therein not misleading or any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Preliminary Prospectus, the Prospectus, the Prospectus as amended or supplemented and any document filed under the Exchange Act and incorporated by reference into the Prospectus) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) Each Underwriter agrees to indemnify, defend and hold harmless the Selling Stockholders, the Company and their respective officers, stockholders, employees and directors and any person who controls either of them within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, damage, liability or claim (including the reasonable cost of investigating such claim) that the Selling Stockholders, the Company or any such officer, stockholder, employee, director or controlling person may incur under the Act, the Exchange Act or otherwise to the same extent as the provisions of Section 7(a) above, but only insofar as such loss, expense, damage, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance or in conformity with information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter, expressly for use in the Registration Statement or the Prospectus. The Selling


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT

Stockholders and the Company agree that the only information provided in writing by or on behalf of the Underwriters to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in the table and the second, fifth, sixth and eighth paragraphs following the table in the section of the Prospectus entitled "Underwriting" and the last paragraph on the cover page of the Prospectus.

         (d) If any action is brought against an indemnified party under this
Section 7, the indemnified party or parties shall promptly notify the indemnifying party in writing of the institution of such action (provided that the failure to give such notice shall not relieve the indemnifying party of any liability that it may have pursuant to this Agreement, unless and to the extent the indemnifying party did not otherwise learn of such action and such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of the institution of such action or (iii) the named parties to any such proceeding (including any impleaded parties) include both an indemnified party and an indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between the named parties (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred; provided that the indemnifying party shall only be responsible for the fees and expenses of one counsel for the indemnified party or parties hereunder, in additional to any local counsel. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld.

         (e) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a), (b) or (c) of this
Section 7 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 7(e) above. Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by it by reason of such untrue statement or alleged untrue statement or omission or alleged omission, (ii) no Selling Stockholder shall be required to contribute any amount in excess of the gross proceeds received by such Selling Stockholder from the sale of the shares pursuant to this Agreement, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (g) In connection with the offer and sale of the Reserved Shares, the Company agrees, promptly upon a request in writing to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of any person or entity to whom Reserved Shares are offered to pay for and accept delivery of Reserved Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnity and contribution agreements contained in Section 7, and the covenants, representations and warranties of the Company and the Selling Stockholders contained in this Agreement or contained in certificates of officers of the Company and the Selling Stockholders submitted pursuant hereto, shall remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or any of its respective officers, employees, directors, Stockholders, agents or any person who controls any Underwriters, or by or on behalf of the Company or the Selling Stockholders or any of the officers or directors or any controlling person of the Company or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Shares.

SECTION 9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the Primary Shares Closing Date or the Option Shares Closing Date and the aggregate number of Shares that such defaulting Underwriter or


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT

Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in this Section 9 (provided that if such default occurs with respect to the Option Shares after the Primary Shares Closing Date, this Agreement will not terminate as to the Primary Shares). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 10. Notices. All notices and other communications hereunder will be in writing and shall be deemed to have been duly given if mailed or transmitted by standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters in care of:

                           Jefferies & Company, Inc.
                           11100 Santa Monica Boulevard
                           Los Angeles, California   90025
                           Attention:  Jerry Gluck, Esq.

with a copy to:   T. Mark Kelly
                           Vinson & Elkins L.L.P.
                           2300 First City Tower
                           1001 Fannin Street
                           Houston, Texas   77002-6760

or, if sent to the Company, directed to:

                           Championship Auto Racing Teams, Inc.
                           755 West Big Beaver Road, Suite 800
                           Troy, Michigan 48084
                           Attention: Andrew H. Craig

with a copy to:   Jack A. Bjerke
                           Kegler, Brown, Hill & Ritter Co., L.P.A.
                           65 East State Street, 18th Floor
                           Columbus, Ohio 43215


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT
or, if sent to the Selling Stockholders, directed to:

                  Jack A. Bjerke
                           Kegler, Brown, Hill & Ritter Co., L.P.A.
                           65 East State Street, 18th Floor
                           Columbus, Ohio 43215

SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriters and the Company and the Selling Stockholders and their respective successors and legal representatives and the controlling persons, officers, employees, directors and Stockholders referred to in Sections 7 and 8 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors and legal representatives, and such controlling persons, Stockholders, officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. Governing Law and Time. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Specified times of day refer to New York time, unless otherwise specified.

SECTION 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             UNDERWRITING AGREEMENT

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company and the Underwriters in accordance with its terms.

                                    Very truly yours,

                                    CHAMPIONSHIP AUTO RACING TEAMS, INC.


                                    By:
                                       Name:
                                       Title:


                                    SELLING STOCKHOLDERS


                                    By:
                                       Name:
                                       Title:

                                       As Attorney-in-Fact acting on behalf of
                                       each of the Selling Stockholders named in
                                       Schedule II to this Agreement

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

JEFFERIES & COMPANY, INC.
A. G. EDWARDS & SONS, INC.
     As Representatives of the Several Underwriters

JEFFERIES & COMPANY, INC.


By:
   Name:
   Title:

                                   SCHEDULE I

                                                                                          NUMBER OF OPTION
                                                    TOTAL NUMBER OF FIRM               SHARES TO BE PURCHASED
                  Underwriter                      SHARES TO BE PURCHASED           IF MAXIMUM OPTION EXERCISED
                  -----------                      ----------------------           ---------------------------
JEFFERIES & COMPANY, INC.......................
A.G. EDWARDS & SONS, INC.......................

                                   SCHEDULE II

                                                          TOTAL NUMBER OF
     NAME                                          STOCKHOLDER SHARES TO BE SOLD
     ----                                          -----------------------------

                                  SCHEDULE III

                                                                                         JURISDICTION OF
                                   NAME                                            INCORPORATION/ORGANIZATION
                                   ----                                            --------------------------
CART, Inc..................................................................                 Michigan
CART Properties, Inc.......................................................                 Michigan
CART Licensed Products, Inc................................................                 Michigan
CART Licensed Products, L.P................................................                  Georgia
                                                                                      (limited partnership)

                                                                         ANNEX A

                            Form of Lock-Up Agreement

                                                                         ANNEX B

                          Form of Opinion of Counsel to
                    the Company and the Selling Stockholders

                                                                         ANNEX C

                             Form of Comfort Letter

         Pursuant to Section 7(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

         (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

         (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

         (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

         (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

         (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

         (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                  (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                  (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                  (D) any unaudited pro forma combined financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                  (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

         (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.